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                                                                 Exhibit 10.22



                               LEASE AMENDMENT #1

         THIS FIRST LEASE AMENDMENT (this "Amendment") is made as of the 31 day of July 2001 between FAIRFAX BOCA '92, L.P., a Georgia limited partnership ("Landlord") and MEDICAL STAFFING NETWORK, INC., a Delaware corporation ("Tenant");

                                WITNESSETH: That;

         WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated June 8, 1999, whereby Tenant leases from Landlord certain premises located on the first (lst) floor of Pod E in Building 235, 901 Yamato Road, Boca Raton, Florida, 33431, containing approximately 15,000 SF as shown on the attached Exhibit A.

         WHEREAS, Landlord and Tenant desire to amend the Lease in certain particulars.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the above premises, the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. DEFINITIONS. Terms not otherwise defined herein and which are defined in the Lease shall have the meanings given them therein.

         2. LEASE AMENDMENT. The Lease is hereby amended as follows:

         2.1 Effective as of August 13, 2001, the Premises as referred to in the Lease is amended so as to include an additional 10,749 rentable square feet on the first floor of Pod D, Building 901 Yamato Road, as shown on the attached Exhibit "B" ("Expansion Premises").

         2.2 Effective as of August 13, 2001, the entire Premises under lease to Tenant shall consist of 25,749 rentable square feet (both Exhibit A & B).

         2.3 Effective as of August 13, 2001, the Base Rent and all other applicable sections of the Lease will be increased so as to incorporate the addition of the Expansion Premises to the overall Premises.

         2.4 The Base Rent for the Expansion Premises will be the rate then being charged Tenant ($12.10 per SF) subject to the escalations referenced in the Lease.

         2.5 Both Landlord and Tenant acknowledge that both the Base Rent and Operating Expenses that would be due on the Expansion Premises shall be abated for the period of August 13, 2001 through January 31, 2002.

         2.6 The Expiration Date of the Lease as defined in the Lease is hereby extended to December 31, 2008.


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         2.7 Tenant shall be provided access to the Expansion Premises from and after the Execution Date of this Amendment, subject to approval of the current tenant in occupancy of the Expansion Premises.

         2.8 Tenant has agreed to accept the Expansion Premises in the current existing condition. It is understood that Tenant shall obtain certain furniture from existing occupant of the Expansion Premises in accordance with a Sublease Agreement.

         2.9 It is further expected that Tenant shall simultaneously enter into a sublease with the existing tenant in the Expansion Premises for approximately 2,175 SF and a term of not longer than two (2) years.

         2.10 Tenant's insurance as it relates to both the current Premises and the Expansion Premises shall not only include coverage for all personal property of Tenant, but also any improvements which Tenant may construct upon the Premises or may have been constructed on behalf of Tenant.

         2.11 Landlord agrees to use best efforts to provide Tenant with Tenant's name on the monument sign and if this were not possible, then to petition the City of Boca Raton for an additional monument sign that would contain the name of the Tenant. The cost of an additional monument sign would be the responsibility of the Landlord.

         2.12 All other terms and conditions remain the same.



WITNESS:                            TENANT:

                                    MEDICAL STAFFING NETWORK, INC
---------------------
                                    By:
---------------------                  -----------------------------------------
                                    Title:
                                          --------------------------------------

                                    Date:
                                         ---------------------

WITNESS:                            LANDLORD:

                                    FAIRFAX BOCA '92, L.P., a Georgia limited
                                      partnership
---------------------
                                    By: Fairfax Properties, Inc. -- Its General
                                          Partner
---------------------

                                    Title:  T. Gordy Germany -- Its President

                                            ---------------------------------

                                    Date:
                                         -------------------------


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